China Sun Group High-Tech Co. Honored with “Leading Enterprise of 2008 China Enterprise Image” Award

CEO Recognized as “Leader of 2008 China Image Management”

LIAONING PROVINCE, China, December 17, 2008- China Sun Group High-Tech Co. (OTC Bulletin Board: CSGH - News; "China Sun Group") which, through its wholly-owned subsidiary, Dalian Xinyang High-Tech Development Co. Ltd ("DLX") has the second largest cobalt series production capacity in the People's Republic of China ("PRC"), today announced that on December 12, 2008, DLX was awarded the title of “Leading Enterprise of 2008 China Enterprise Image” by the Chinese Cultural Institute of Management and China Enterprise Management Association. This award recognizes DLX's outstanding performance in promoting the image of enterprise management and culture. Concurrently, Wang Bin, Chairman of DLX, was awarded the title of “Leader of 2008 China Enterprise Image Management.”

“This award plays a key role in strengthening DLX's reputation worldwide, and provides a springboard to enter new global markets. As a result of this esteemed recognition, we aim to work towards increasing our market share and positioning in China's cobaltistic oxide industry,” commented Mr. Wang. “I am equally honored to be recognized as 'Leader of 2008 China Image Management.' Both awards complement our efforts to expand our global brand image and prepare to launch our new products in 2009, including our latest product, the 'Tong Tong' brand of lithium iron phosphate for the electric automobile manufacturing market.”

About China Sun Group

China Sun Group High-Tech Co., ("China Sun Group") produces anode materials used in lithium ion batteries. Through its wholly-owned operating subsidiary, Dalian Xinyang High-Tech Development Co. Ltd ("DLX"), the Company primarily produces cobaltosic oxide and lithium cobalt oxide. According to the China Battery Industry Association, DLX has the second largest cobalt series production capacity in the People's Republic of China. Through its research and development division, DLX owns a proprietary series of nanometer technologies that supply state-of-the-art components for advanced lithium ion batteries. Leveraging its state-of-the-art technology, high-quality product line and scalable production capacity, the Company plans to create a fully integrated supply chain from the primary manufacturing of cobalt ore to finished products, including lithium ion batteries. For more information, visit http://www.china-sun.cn.

Safe Harbor Statement

The statements contained herein that are not historical facts are considered "forward-looking statements." Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. We do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in our filings with the Securities and Exchange Commission available at http://www.sec.gov.

Contact: Thomas Yang Assistant to President China Sun Group High-Tech Co. Tel:1 347 368 4338 (US)/ 86 4118288 9800 (China) Email: yang_xianfu@yahoo.com.cn